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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d)
                    of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                  May 22, 1996


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                           UNIONBANCAL CORPORATION
             (Exact Name of Registrant as Specified in Charter)


        CALIFORNIA                   0-28118                     94-1234979
     (State or Other           (Commission File Number)        (IRS Employer
Jurisdiction of Incorporation)                            Identification Number)


                           350 California Street
                       San Francisco, CA 94104-1476
                 (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (415) 445-0211

                               Not applicable
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4(b). CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

As previously reported in the Form 8-K filed on April 1, 1996, Union Bank and BanCal Tri-State Corporation combined on April 1, 1996 with Union Bank renamed UnionBanCal Corporation as the surviving entity (the "Registrant"). Following the combination, the Audit Committee of the Registrant met with the auditors of both Union Bank and BanCal Tri-State Corporation and, on May 10, 1996, selected Deloitte & Touche LLP to be the auditors for the Registrant subject to ratification by the Board of Directors which occurred on May 22, 1996.

In January 1994 and January 1995, Arthur Andersen LLP rendered reports on the financial statements of Union Bank for the years ended December 31, 1993 and 1994, respectively, which reports were qualified as to Union Bank's charge directly to shareholders' equity of the goodwill associated with an acquisition in 1988 and the resulting effect on subsequently issued financial statements. In the third quarter of 1995, Union Bank retroactively reinstated the goodwill and restated its financial statements to conform with generally accepted accounting principles. The reports of Arthur Andersen LLP on the Union Bank financial statements for 1994 following the restatement and for 1995 did not contain an adverse opinion or a disclaimer of opinion nor were they modified by reason of any uncertainty, or qualified by reason of any audit scope limitation or accounting principle. There were no disagreements between Arthur Andersen LLP and Union Bank during 1994, 1995 or the period through April 1, 1996 or the Registrant from April 1, 1996 through May 10, 1996. Arthur Andersen has not advised the Registrant of any reportable events during such periods.

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ITEM 7. EXHIBITS.

EXHIBIT NO.       DESCRIPTION
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    16            Letter from Arthur Andersen LLP dated May 28, 1996
                  to the Securities and Exchange Commission.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UNIONBANCAL CORPORATION
                                       (Registrant)


Dated: May 22, 1996                    By: /s/ TAKAHIRO MORIGUCHI
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                                           Takahiro Moriguchi
                                           Vice Chairman of the Board
                                           and Chief Financial Officer